Exhibit 3.4
BY-LAWS
OF
FLOW INTERNATIONAL CORPORATION
ARTICLE I
MEETINGS OF SHAREHOLDERS
     Section 1. Annual Meeting. An annual meeting of the shareholders of this Corporation shall be held each year on such date as the Board of Directors shall determine pursuant to proper notice. The failure to hold an annual meeting at the time stated or fixed in accordance with these By-laws does not affect the validity of any corporate action.
     Section 2. Special Meetings. Except as otherwise provided by law, special meetings of shareholders of this Corporation shall be held on the call of the Board of Directors or by the Corporation’s secretary after a qualifying demand by one or more shareholders who hold at least ten percent (10%) of all shares entitled to vote on any issue proposed to be considered at the meeting. Only business within the purpose or purposes described in the meeting notice may be conducted at a special meeting of the shareholders.
     Section 3. Place of Meetings. The Board of Directors may designate any place, either within or without the State of Washington, as the place of meeting for any annual meeting or for any special meeting, pursuant to proper notice.
     Section 4. Notice. Written or electronic notice of each shareholders’ meeting stating the date, time, and place and, in case of a special meeting, the purpose(s) for which such meeting is called, shall be given by the Corporation in accordance with Article VIII of these By-Laws not less than ten (10) (unless a greater period of notice is required by law in a particular case) nor more than sixty (60) days prior to the date of the meeting, to each shareholder of record entitled to vote at such meeting unless required by law to send notice to all shareholders (regardless of whether or not such shareholders are entitled to vote), to the shareholder’s address as it appears on the current record of shareholders of this Corporation.
     Section 5. Waiver of Notice. A shareholder may waive any notice required to be given by these By-laws, or the Articles of Incorporation of this Corporation, or the Washington Business Corporation Act (the “Act”), before or after the meeting that is the subject of such notice. A valid waiver is created by any of the following four methods: (a) in an executed and dated record (as defined in the Act) delivered by the shareholder entitled to notice to the Corporation for inclusion in its corporate records; (b) if the Corporation has designated an address, location, or system to which the waiver may be electronically transmitted and the waiver is electronically transmitted to the designated address, location, or system, in an executed and dated electronically transmitted record (c) attendance at the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; or (d) failure to object at the time of presentation of a matter not within the purpose or purposes described in the meeting notice.
     Section 6. Shareholders’ List. The officer having charge of the stock ledger of the Corporation shall make, beginning ten (10) days prior to the meeting and continuing through the meeting of the shareholders, a complete list of the shareholders entitled to vote at such meeting arranged in alphabetical order, showing the address of each shareholder and the number of shares registered in the name of each shareholder, and must be arranged by voting group, and within each voting group by class or series of shares. The list must be available for inspection at the Corporation’s principal office or at a place identified in the meeting notice in the city where the meeting will be held. Such list shall be available for inspection by any shareholder, a shareholder’s agent or a shareholder’s attorney for any purpose germane to the meeting, during regular business hours, and at the shareholder’s expense, during the period it is available for inspection. The list shall also be produced and available at the meeting or any adjournment, and may be inspected by any shareholder, the shareholder’s agent, or the shareholder’s attorney who is present.
     Section 7. Quorum of Shareholders. Except as otherwise provided in the Act or the Articles of Incorporation, at any meeting of the shareholders, a majority in interest of all the shares entitled to vote on a matter, represented by shareholders of record in person or by proxy, shall constitute a quorum of that voting group for action on that matter.
     Once a share is represented at a meeting, other than solely to object to holding the meeting or transacting business, it is deemed to be present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for the adjourned meeting. At such reconvened meeting, any business may be transacted that might have been transacted at the meeting as originally notified.
     If a quorum exists, action on a matter is approved by a voting group if the votes cast within the voting group favoring the action exceed the votes cast within the voting group opposing the action, unless the question is one upon which by express provision of the Act or other applicable law or of the Articles of Incorporation or of these By-laws a different vote is required.
     Section 8. Adjourned Meetings. A majority of the shares represented at the meeting, even if less than a quorum, may adjourn the meeting from time to time. At such reconvened meeting at which a quorum is present any business may be transacted at the meeting as originally notified. If a meeting is adjourned to a different date, time, or place, notice need not be given of the new date, time, or place if a new date, time, or place is announced at the meeting before adjournment; however, if a new record date for the adjourned meeting is or must be fixed in accordance with the corporate laws of the Act, notice of the adjourned meeting must be given to persons who are shareholders as of the new record date.
     Section 9. Voting. Subject to the provisions of the Act and other applicable laws of the State of Washington, and unless otherwise provided in the Articles of Incorporation, each outstanding share, regardless of class, is entitled to one (1) vote on each matter voted on at a shareholders’ meeting.
     Section 10. Proxies. Shareholders of record may vote at any meeting either in person or by proxy. A shareholder may appoint a proxy to vote for the shareholder by submission of (a) a written appointment form signed by the shareholder or the shareholder’s attorney-in-fact, or (b) an electronic transmission sent in accordance with the provisions for electronic notice under Article VIII of these By-laws. An appointment of proxy is effective when an appointment form or an electronic transmission (or documentary evidence thereof, including verification information) is received by the person authorized to tabulate votes for the Corporation. The proxy has the same power to vote as that possessed by the shareholder, unless the appointment form or electronic transmission contains an express limitation on the power to vote or direction as to how to vote the shares on a particular matter, in which event the Corporation must tabulate the votes in a manner consistent with that limitation or direction. Any proxy regular on its face shall have a rebuttable presumption of validity. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the appointment form or electronic transmission.
     Section 11. Business at Annual and Special Meetings.
     No business may be transacted at an annual or special meeting of shareholders other than business that is:
     (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof);
     (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof); or
     (c) otherwise properly brought before the meeting:
          (i) by (x) a shareholder that holds of record stock of the Corporation entitled to vote at the meeting on such matter (including any election of a director) (“Record Holder”) or (y) a person (a “Nominee Holder”) that holds such stock through a nominee or “street name” holder of record of such stock and can demonstrate to the Corporation such indirect ownership of, and such Nominee Holder’s entitlement to vote, such stock on such matter; and
          (ii) such shareholder complies with the notice procedures set forth in Article I, Section 12 (such Record and Nominee Holders are referred to as “Noticing

Shareholders”). If a special meeting is called as a result of demands by more than one Noticing Shareholder, the references to Record Holder in (c)(i)(x) and Nominee Holder in (c)(i)(y) refers to each person making a demand and the requirement of (c)(ii) applies to all persons making a demand, but persons other than the first person making demand need only comply with Article I, Section 12(b)(i), (ii)(B) and (iii). Clause (c) of this Section 11 shall be the exclusive means for a Noticing Shareholder to make nominations or submit other business before a meeting of shareholders (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and included in the Corporation’s notice of meeting, which matters are not governed by these Bylaws).
     Section 12. Notice of Shareholder Business to be Conducted at Meetings of Shareholders. In order for a Noticing Shareholder to properly bring any item of business before a meeting of shareholders, timely notice must be given in proper written form to the secretary of the Corporation.
     (a) To be timely, a Noticing Shareholders’ notice shall be delivered to the secretary at the principal executive offices of the Corporation:
          (i) as to an annual meeting, not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, not later than the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation; or
          (ii) as to a special meeting, not later than the close of business on the date of delivery of the first shareholder demand in compliance with Section 23B.07.020(a) of the Act.
     In no event shall any adjournment or postponement of an annual or special meeting, or the announcement thereof, commence a new time period for the giving of a shareholder’s notice as described above.
     (b) To be in proper form, a Noticing Shareholder’s notice to the secretary of the Corporation must:
          (i) set forth, as to the Noticing Shareholder and, if the Noticing Shareholder holds for the benefit of another, the beneficial owner, on whose behalf the nomination or proposal is made:

               (A) the name and address of such Noticing Shareholder, as they appear on the Corporation’s books and, if the Noticing Shareholder holds for the benefit of another, the name and address of such beneficial owner (collectively “Holder”),
               (B) the following information:
                    (1) the class or series and number of shares of the Corporation which are, directly or indirectly, owned beneficially and/or of record;
                    (2) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) that is directly or indirectly owned beneficially and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation;
                    (3) any proxy, contract, arrangement, understanding, or relationship pursuant to which such Holder has a right to vote or has granted a right to vote any shares of any security of the Corporation;
                    (4) any short interest in any security of the Corporation (for purposes of this By-law a person shall be deemed to have a short interest in a security if such Holder directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security);
                    (5) any rights to dividends on the shares of the Corporation owned beneficially by such Holder that are separated or separable from the underlying shares of the Corporation;
                    (6) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership or limited liability company or similar entity in which such Holder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, is the manager, managing member or directly or indirectly beneficially owns an interest in the manager or managing member of a limited liability company or similar entity;
                    (7) any performance-related fees (other than an asset-based fee) that such Holder is entitled to which is based on any increase or decrease in the value of shares of the Corporation or any Derivative Instruments; and
                    (8) the information called for by (1) through (7) for any members of such Holder’s immediate family sharing the same household;
               (C) such information shall be provided as of the date of the notice required by (B) and any changes in the information required by (B) between the initial disclosure and the record date for the meeting shall be disclosed by such Holder in a supplemental notice to be provided to the Corporation not later than 10 days after the record date for the meeting;

               (D) any other information relating to such Holder, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;
          (ii) if the notice relates to any business other than a nomination of a director or directors that the shareholder proposes to bring before the meeting, such notice must set forth:
               (A) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such Holder, in such business, and
               (B) a description of all agreements, arrangements and understandings, direct and indirect, between such Holder, and any other person or persons (including their names) in connection with the proposal of such business by such shareholder;
          (iii) set forth, as to each person, if any, whom the Holder proposes to nominate for election or reelection to the Board of Directors:
               (A) all information relating to such Holder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and
               (B) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such Holder and respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K if the Holder making the nomination or on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and
          (iv) with respect to each nominee for election or reelection to the Board of Directors, include a completed and signed questionnaire, representation and agreement required by Article I, Section 13 of these By-laws.
     The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee.

     (c) Notwithstanding anything in the second sentence of this Section 12(a)(i) to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice required by this By-law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive offices of the Corporation not later than the close of business 10 days following the day on which such public announcement is first made by the Corporation.
     (d) Only such persons who are nominated in accordance with the procedures set forth in this By-law shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this By-law. Except as otherwise provided by law, the Articles of Incorporation or these By-laws, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this By-law and, if any proposed nomination or business is not in compliance with this By-law, to declare that such defective proposal or nomination shall be disregarded.
     (e) For purposes of this By-law, “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission (the “SEC”) pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.
     (f) Notwithstanding the foregoing provisions of this By-law, a Noticing Shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-law; provided, however, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 12 or Article I, Section 11 of the By-laws. Nothing in this By-law shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act. For avoidance of doubt this Section 12 shall also constitute an “advance notice provision” for annual meetings for purposes of Rule 14a-4(c)(1), promulgated under the Exchange Act.
     Section 13. Submission of Questionnaire, Representation and Agreement. To be eligible to be a nominee for election as a director of the Corporation, pursuant to a nomination by a Noticing Shareholder a person must deliver (in accordance with the time periods prescribed for delivery of notice under Article I, Section 12) to the secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the secretary upon written request) and a written representation and agreement (in the form provided by the secretary upon written request) that such person:
     (a) is not and will not become a party to:
          (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation, or
          (ii) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law;
     (b) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein; and
     (c) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.
ARTICLE II
DIRECTORS
     Section 1. General Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors, except as otherwise provided by its Articles of Incorporation.
     Section 2. Number, Election and Term of Office. The number of directors which shall constitute the Board of Directors shall be such as from time to time shall be fixed by resolution adopted by the affirmative vote of seventy percent (70%) of the total number of directors then in office. At each annual shareholders’ meeting the shareholders shall elect the number of directors equal to (i) the number of the class whose term expires at the time of such meeting to hold office until the third succeeding annual meeting and (ii) the number of directors elected to fill vacancies after the most recent shareholders’ meeting at which directors were elected.
     Except as provided in Article II, Section 4 and in this Section, each director shall be elected by the vote of the majority of the votes cast. A majority of votes cast means that the number of shares cast “for” a director’s election exceeds the number of votes cast “against” that director. The following shall not be votes cast: (a) a share whose ballot is marked as withheld; (b) a share otherwise present at the meeting but for which there is an abstention; and (c) a share otherwise present at the meeting as to which a shareholder gives no authority or direction. In a Contested Election (as defined below), the directors shall be elected by the vote of a plurality of the votes cast.
     The following procedures apply in a non-contested election. A nominee who does not receive a majority vote shall not be elected. Except as otherwise provided in this paragraph, an incumbent director who is not elected because he or she does not receive a majority vote shall continue to serve as a holdover director until the earliest of (a) ninety (90) days after the date on which an inspector determines the voting results as to that director pursuant to Section 23B.07.290 of the Act; (b) the date on which the Board of Directors appoints an individual to fill the office held by such director, which appointment shall constitute the filling of a vacancy by the Board of Directors pursuant to Article 2, Section 4; or (c) the date of the director’s resignation. Any vacancy resulting from the non-election of a director under this Article II, Section 2 may be filled by the Board of Directors as provided in Article II, Section 4. The Nominating and Governance Committee will consider promptly whether to fill the office of a nominee failing to receive a majority vote and make a recommendation to the Board of Directors about filling the office. The Board of Directors will act on the Nominating and Governance Committee’s recommendation and within ninety (90) days after the certification of the shareholder vote will disclose publicly its decision. Except as provided in the next sentence, no director who failed to receive a majority vote for election will participate in the Nominating and Governance Committee recommendation or Board of Director decision about filling his or her office. If no director receives a majority vote in an uncontested election, then the incumbent directors (a) will nominate a slate of directors and hold a special meeting for the purpose of electing those nominees as soon as practicable, and (b) may in the interim fill one or more offices with the same director(s) who will continue in office until their successors are elected.
     A “Contested Election” is one in which as of the last day for delivery of a notice under Article I, Section 12, (i) a Noticing Shareholder has complied with the requirements of Article I, Section 12 with respect to one or more nominees; and (ii) the Board of Directors determines that there are more candidates for election than the number of directors to be elected. In making such determination the Board of Directors may include the number of directors that it intends to nominate and may exclude one or more nominees proposed by a Noticing Shareholder which it concludes does not create a bona fide election contest. Nothing herein is intended to limit the authority of the Board of Directors to change its determination as to the existence of a Contested Election at a later date, in which event it shall disclose the applicable voting regime in the notice of meeting or if such determination occurs after such notice has been sent issue a new notice which shall include disclosure of the applicable voting regime.
     Directors need not be shareholders of this Corporation or residents of the State of Washington, but must have reached the age of majority. If, for any reason, the directors shall not have been elected at any annual meeting, they may be elected at a special meeting of shareholders called for that purpose in the manner provided by these By-laws.

     Section 3. Removal and Resignation. Any director of this Corporation may resign at any time by giving written notice to the Board of Directors, its chairperson, the president, or secretary of this Corporation. Any such resignation is effective when the notice is delivered, unless the notice specifies a later effective date. The shareholders, at a special meeting called expressly for that purpose, may remove from office with or without cause one or more directors and elect their successors. Shareholders may remove one or more directors with or without cause unless the Corporation’s Articles of Incorporation provide that directors may only be removed for cause. A director may be removed only if the number of votes cast for removal exceeds the number of votes cast against removal.
     Section 4. Vacancies. Vacancies and newly created directorships, including those resulting from any increase in the total number of directors or non-election of a director pursuant to Article II, Section 2 may be filled by the Board of Directors. The term of a director elected to fill a vacancy expires at the next shareholders’ meeting at which directors are elected.
     Section 5. Regular Meetings. Regular meetings of the Board of Directors shall be held at such places, and at such times as the Board of Directors may determine.
     Section 6. Special Meetings. Special meetings of the Board of Directors or any committee may be held at any time or place whenever called by any officer or one (1) or more directors, notice thereof being given to each director by the officer calling or by the officer directed to call the meeting.
     Section 7. Notice. No notice is required for regular meetings of the Board of Directors. Notice of special meetings of the Board of Directors, stating the date, time, and place thereof, shall be given at least two (2) days prior to the date of the meeting. The purpose of the meeting shall be given in the notice. Any notice of a special meeting shall be given in a methodology provided for in Article VIII.
     Section 8. Waiver of Notice. A director may waive notice of a special meeting of the Board of Directors either before or after the meeting, and such waiver shall be deemed to be the equivalent of giving notice. The waiver must be in writing, signed by the director entitled to the notice and delivered to the Corporation for inclusion in its corporate records. Attendance of a director at a meeting shall constitute waiver of notice of that meeting unless said director attends for the express purpose of objecting to the transaction of business because the meeting has not been lawfully called or convened.
     Section 9. Chairperson of the Board, Quorum, Required Vote and Adjournment. The Board of Directors shall elect, by the affirmative vote of 70% of the total number of directors then in office, a chairperson of the Board of Directors, who shall preside at all meetings of the shareholders and Board of Directors at which he or she is present. If the chairperson of the Board of Directors is not present at a meeting of the shareholders or the Board of Directors, the president (if the president is a director and is not also the chairperson of the Board of Directors) shall preside at such meeting, and, if the president is not present at such meeting, a majority of the directors present at such meeting shall elect one of their members to so preside. A majority of the total number of directors then in office shall constitute a quorum for the transaction of business. When a quorum is present at any meeting, a majority of the members present at the meeting shall decide any question brought, before such meeting, except as otherwise provided by the Act, the Articles of Incorporation or by these By-laws.
     Section 10. Adjournment. A majority of the directors present, even if less than a quorum, may adjourn a meeting and continue it to a later time. If a meeting is adjourned to a different date, time, or place, notice need not be given of the new date, time, or place if a new date, time, or place is announced at the meeting before adjournment. At any adjourned meeting at which a quorum is present, any business may be transacted which could have been transacted at the meeting as originally called.
     Section 11. Committees. The Board of Directors, by resolution adopted by two-thirds of the full Board of Directors, may designate from among its members an Executive Committee and one or more other committees, each of which:
     (a) Must have two (2) or more members;
     (b) Must be governed by the same rules regarding meetings, action without meetings, notice, and waiver of notice, and quorum and voting requirements as applied to the Board of Directors; and
     (c) To the extent provided in such resolution, shall have and may exercise all the authority of the Board of Directors, except no such committee shall have the authority to:
          (1) Authorize or approve a distribution except according to a general formula or method prescribed by the Board of Directors;
          (2) Approve or propose to shareholders action which the Act requires to be approved by shareholders;
          (3) Fill vacancies on the Board of Directors or on any of its committees;
          (4) Amend the Articles of Incorporation;
          (5) Adopt, amend, or repeal the By-laws;
          (6) Approve a plan of merger not requiring shareholder approval; or
          (7) Authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences, and limitations on a class or series of shares, except that the Board of Directors may authorize a committee, or a senior executive officer of the Corporation, to do so within limits specifically prescribed by the Board of Directors.

     Section 12. Communications Equipment. Members of the Board of Directors or any committee thereof may participate in and act at any meeting of such board or committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear and speak with each other, and participation in the meeting pursuant to this Section 12 shall constitute presence in person at the meeting.
     Section 13. Presumption of Assent. A director of this Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless:
     (a) The director objects at the beginning of the meeting, or promptly upon the director’s arrival, to holding it or transacting business at the meeting;
     (b) The director’s dissent or abstention from the action taken is entered in the minutes of the meeting; or
     (c) The director shall file written dissent or abstention with the presiding officer of the meeting before its adjournment or to the Corporation within a reasonable time after adjournment of the meeting.
     The right of dissent or abstention is not available to a director who votes in favor of the action taken.
     Section 14. Compensation. By resolution of the Board of Directors, each director may be paid expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated salary as director, or a fixed sum for attendance at each meeting of the Board of Directors, or both. No such payment shall preclude any director from serving this Corporation in any other capacity and receiving compensation therefor.
     Section 15. Action by Consent. Unless otherwise restricted by the Articles of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto, and the consents describing the action taken are executed by each director, and delivered to the Corporation for inclusion in the minutes or filing with the corporate records, each of which consents shall be set forth either (a) in an executed record or (b) if the Corporation has designated an address, location, or system to which the consents may be electronically transmitted and the consent is electronically transmitted to the designated address, location, or system, in an executed electronically transmitted record. Action taken by unanimous written consent is effective when the last director executes the consent, unless the consent specifies a later effective date.

ARTICLE III
OFFICERS
     Section 1. Number. The officers of the Corporation shall be appointed by the Board of Directors and shall consist of a chief executive officer, a president, one or more vice-presidents, a secretary, a chief financial officer, a treasurer and such other officers and assistant officers as may be deemed necessary or desirable by the Board of Directors. Such other officers and assistant officers as may be necessary may also be appointed by a duly appointed officer to whom such authority has been delegated by resolution of the Board of Directors. Any number of offices may be held by the same person. In its discretion, the Board of Directors may choose not to fill any office for any period as it may deem advisable, except that the offices of president and secretary shall be filled as expeditiously as possible.
     Section 2. Appointment and Term of Office. The officers of the Corporation shall be appointed annually by the Board of Directors at its first meeting held after each annual meeting of shareholders or as soon thereafter as convenient. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each officer shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.
     Section 3. Removal or Resignation. Any officer appointed by the Board of Directors may be removed by the Board of Directors with or without cause at its discretion, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the Corporation may resign at any time by giving notice to the Board of Directors. Any such resignation is effective when the notice is delivered unless the notice specifies a later date, and shall be without prejudice to the contractual rights, if any, of such officer.
     Section 4. Vacancies. If any office becomes vacant for any reason, the directors may appoint a successor or successors who shall hold office for the unexpired term.
     Section 5. Compensation and Contract Rights. Compensation of all executive officers shall be approved by the Board of Directors (or the Compensation Committee thereof, if delegated by resolution or charter), and no officer shall be prevented from receiving such compensation by virtue of his or her also being a director of the Corporation. The appointment of an officer shall not of itself create contract rights.
     Section 6. Powers and Duties of Officers. The Board of Directors, or a duly authorized officer, shall establish and may at any time modify the powers, duties and responsibilities of each officer.

ARTICLE IV
CERTIFICATES AND TRANSFER OF STOCK
     Section 1. Issuance; Certificates of Shares. No shares of this Corporation shall be issued unless authorized by or under the direction of the Board of Directors. Such authorization shall include the maximum number of shares to be issued, the consideration to be received, and a determination that the consideration to be received is adequate. Certificates for shares of the Corporation shall be in such form as is consistent with the provisions of the Act and shall state:
     (a) The name of the Corporation and that the Corporation is organized under the laws of the State of Washington;
     (b) The name of the person to whom issued; and
     (c) The number and class of shares and the designation of the series, if any, which such certificate represents.
     The certificate shall be signed by original or facsimile signature of two officers of the Corporation, and the seal of the Corporation may be affixed thereto. If the person who signed, either manually or in facsimile, a certificate no longer holds office when the certificate is issued, the certificate is nevertheless valid.
     Section 2. Transfer of Stock. Shares of stock may be transferred by delivery of the certificate accompanied by either an assignment in writing on the back of the certificate or by a written power of attorney to assign and transfer the same on the books of this Corporation, signed by the record holder of the certificate. The shares shall be transferable on the books of this Corporation upon surrender thereof so assigned or endorsed. The Board of Directors may appoint a bank or trust company organized under the laws of the United States or any state thereof to act as its transfer agent or registrar, or both in connection with the transfer of any class or series of securities of the Corporation.
     Section 3. Loss or Destruction of Certificates. In case of the loss, mutilation, or destruction of a certificate of stock, a duplicate certificate may be issued upon such terms as the Board of Directors shall prescribe.
     Section 4. Record Date and Transfer Books. For the purpose of determining shareholders who are entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a record date for any such determination of shareholders, such date in any case to be not more than seventy (70) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken.

     If no record date is fixed for such purposes, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.
     When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned more than one hundred twenty (120) days after the date fixed for the original meeting.
     Section 5. Uncertificated Certificates. The shares of the Corporation may be issued in uncertificated or book entry form in the manner prescribed by the Board of Directors. Without limiting the foregoing, shares of the Corporation may be issued in uncertificated or book entry form in connection with new share issuances, the transfer of shares and the replacement of shares represented by lost, destroyed or mutilated certificates as provided in Article IV, Section 3.
ARTICLE V
GENERAL PROVISIONS
     Section 1. Distributions. Distributions may be authorized by the Board of Directors at any regular or special meeting and made by the Corporation, subject to the provisions of the Articles of Incorporation, if any, and in accordance with the Act. No distribution may be paid if, after giving it effect: (i) the Corporation would not be able to pay its debts as they become due in the usual course; or the Corporation’s total assets would be less than the sum of its total liabilities plus, unless the Articles of Incorporation permit otherwise, the amount that would be needed, if the Corporation were to be dissolved at the time of the distribution to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.
     Section 2. Checks, Drafts or Orders. All checks, drafts, or other orders for the payment of money by or to the Corporation and all notes and other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner, as shall be determined by resolution of the Board of Directors or a duly authorized committee thereof.
     Section 3. Contracts. In addition to the powers otherwise granted to officers pursuant to Article V hereof, the Board of Directors may authorize any officer or officers, or any agent or agents, of the Corporation to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.
     Section 4. Loans. Except as otherwise prohibited by the federal securities laws or other applicable law, the Corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the Corporation or of its subsidiaries, including any officer or employee who is a director of the Corporation or its subsidiaries, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the Corporation. The loan, guaranty or other assistance may be with or without interest, and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the Corporation. Nothing in this section shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the Corporation at common law or under any statute.
     Section 5. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.
     Section 6. Corporate Seal. The Board of Directors may provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the Corporation and the words “Corporate Seal, Washington.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. No seal is required and the absence thereof does not affect the validity of any document.
     Section 7. Voting Securities Owned By Corporation. Voting securities in any other company held by the Corporation shall be voted by the chief executive officer, the president or a vice-president, unless the Board of Directors specifically confers authority to vote with respect thereto, which authority may be general or confined to specific instances, upon some other person or officer. Any person authorized to vote securities shall have the power to appoint proxies, with general power of substitution.
     Section 8. Books of Accounts, Minutes, and Share Register. The Corporation:
     (a) Shall keep as permanent records minutes of all meetings of its shareholders and Board of Directors, a record of all actions taken by the shareholders or Board of Directors without a meeting, and a record of all actions taken by a committee of the Board of Directors exercising the authority of the Board of Directors on behalf of the Corporation;
     (b) Shall maintain appropriate accounting records;
     (c) Or its agent shall maintain a record of its shareholders, in a form that permits preparation of a list of the names and addresses of all shareholders, in alphabetical order by class of shares showing the number and class of shares held by each; and
     (d) Shall keep a copy of the following records at its principal office:
          (1) The Articles or Restated Articles of Incorporation and all amendments to them currently in effect;
          (2) The By-laws or Restated By-laws and all amendments to them currently in effect;

          (3) The minutes of all shareholders’ meetings, and records of all actions taken by shareholders without a meeting, for the past three (3) years;
          (4) Its financial statements for the past three (3) years, including balance sheets showing in reasonable detail the financial condition of the Corporation as of the close of each fiscal year, and an income statement showing the results of its operations during each fiscal year prepared on the basis of generally accepted accounting principles or, if not, prepared on a basis explained therein;
          (5) All written communications to shareholders generally within the past three (3) years;
          (6) A list of the names and business addresses of its current directors and officers; and
          (7) Its most recent annual report delivered to the Secretary of State of Washington.
     Section 9. Copies of Resolutions. Any person dealing with the Corporation may rely upon a copy of any of the records of the proceedings, resolutions, or votes of the Board of Directors or shareholders, when certified by the chairperson, chief executive officer, president, secretary or any assistant secretary.
     Section 10. Section Headings. Section headings in these By-laws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.
     Section 11. Inconsistent Provisions. In the event that any provision of these By-laws is or becomes inconsistent with any provision of the Articles of Incorporation, the Act or any other applicable law, the provision of these By-laws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.
ARTICLE VI
AMENDMENT OF BY-LAWS
     Section 1. By the Board of Directors. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to make, alter, amend, change, add to or repeal these By-laws by the affirmative vote of a majority of the total number of directors then in office at any meeting of the Board of Directors; provided, however, that Section 2 of Article II and this Article VI of these By-laws shall not be altered, amended or repealed and no provision inconsistent therewith shall be adopted with the affirmative vote of seventy percent (70%) of the total number of directors then in office.

     Section 2. By the Shareholders. Any alteration or repeal of these By-laws by the shareholders of the Corporation shall be made at any regular or special meeting of the shareholders if notice of the proposed amendment is contained in the notice of the meeting and shall require the affirmative vote of a majority of the outstanding shares of the Corporation entitled to vote on such alteration or repeal; provided, however, that Sections 2, 3 and 4 of Article III and this Article VI of these By-laws shall not be altered, amended or repealed and no provision inconsistent therewith shall be adopted without the affirmative vote of the holders of at least 66 2/3% of the outstanding shares of the Corporation entitled to vote on such alteration or repeal.
ARTICLE VII
INDEMNIFICATION OF OFFICERS,
DIRECTORS, EMPLOYEES AND AGENTS
     Section 1. Definitions. As used in this Article:
     (a) “Agent” means an individual who is or was an agent of the Corporation or an individual who, while an agent of the Corporation, is or was serving at the Corporation’s request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. “Agent” includes, unless the context requires otherwise, the spouse, heirs, estate and personal representative of an agent.
     (b) “Corporation” means the Corporation, its Subsidiaries, and any domestic or foreign predecessor entity which, in a merger or other transaction, ceased to exist.
     (c) “Director” means an individual who is or was a Director of the Corporation or an individual who, while a Director of the Corporation, is or was serving at the Corporation’s request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise. “Director” includes, unless the context requires otherwise, the spouse, heirs, estate and personal representative of a Director.
     (d) “Employee” means an individual who is or was an employee of the Corporation or an individual, while an employee of the Corporation, is or was serving at the Corporation’s request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, limited liability company, partnership, joint venture, trust, employee benefit plan, or other enterprise. “Employee” includes, unless the context requires otherwise, the spouse, heirs, estate, and personal representative of an employee.
     (e) “Expenses” include counsel fees.

     (f) “Indemnitee” means an individual made a party to a proceeding because the individual is or was a Director, Officer, Employee, or Agent of the Corporation, and who possesses indemnification rights pursuant to these Articles or other corporate action. “Indemnitee” includes, unless the context requires otherwise, the spouse, heirs, estate, and personal representative of such individuals.
     (g) “Liability” means the obligation to pay a judgment, settlement, penalty, fine, including an excise tax with respect to an employee benefit plan, or reasonable Expenses incurred with respect to a proceeding.
     (h) “Officer” means an individual who is or was an officer of the Corporation (regardless of whether or not such individual was also a Director) or an individual who, while an officer of the Corporation, is or was serving at the Corporation’s request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, limited liability company, partnership, joint venture, trust, employee benefit plan, or other enterprise. “Officer” includes, unless the context requires otherwise, the spouse, heirs, estate and personal representative of an officer.
     (i) “Party” includes an individual who was, is, or is threatened to be named a defendant, respondent or witness in a proceeding.
     (j) “Proceeding” means any threatened, pending, or completed action, suit, or proceeding, whether civil, derivative, criminal, administrative, or investigative, and whether formal or informal.
     (k) “Subsidiary” means any corporation or other entity that is wholly owned by the Corporation, directly or indirectly, and any other entities that are specifically designated as “Subsidiaries” for purposes of this Article by the Board of Directors.
     Section 2. Indemnification Rights of Directors and Officers. The Corporation shall indemnify its Directors and Officers to the full extent not prohibited by applicable law now or hereafter in force against liability arising out of a Proceeding to which such individual was made a Party because the individual is or was a Director or an Officer. However, such indemnity shall not apply on account of:
     (a) Acts or omissions of a Director or Officer finally adjudged to be intentional misconduct or a knowing violation of law;
     (b) Conduct of a Director or Officer finally adjudged to be in violation of Section 23B.08.310 of the Act relating to distributions by the Corporation; or
     (c) Any transaction with respect to which it was finally adjudged that such Director or Officer personally received a benefit in money, property, or services to which the Director or Officer was not legally entitled.

     Subject to the foregoing, it is specifically intended that Proceedings covered by indemnification shall include Proceedings brought by the Corporation (including derivative actions), Proceedings by government entities and governmental officials, or other third party actions.
     Section 3. Indemnification of Employees and Agents of the Corporation. The Corporation may, by action of its Board of Directors from time to time, provide indemnification and pay Expenses in advance of the final disposition of a Proceeding to Employees and Agents of the Corporation who are not also Directors, in each case to the same extent as to a Director with respect to the indemnification and advancement of Expenses pursuant to rights granted under, or provided by, the Act or otherwise.
     Section 4. Partial Indemnification. If an Indemnitee is entitled to indemnification by the Corporation for some or a portion of Expenses, liabilities, or losses actually and reasonably incurred by Indemnitee in an investigation, defense, appeal or settlement but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify Indemnitee for the portion of such Expenses, liabilities or losses to which Indemnitee is entitled.
     Section 5. Procedure for Seeking Indemnification and/or Advancement of Expenses. The following procedures shall apply in the absence of (or at the option of the Indemnitee, in lieu thereof), specific procedures otherwise applicable to an Indemnitee pursuant to a contract, trust agreement, or general or specific action of the Board of Directors:
          Section 5.1. Notification and Defense of Claim. Indemnitee shall promptly notify the Corporation in writing of any proceeding for which indemnification could be sought under this Article. In addition, Indemnitee shall give the Corporation such information and cooperation as it may reasonably require and as shall be within Indemnitee’s power.
     With respect to any such proceeding as to which Indemnitee has notified the Corporation:
     (a) The Corporation will be entitled to participate therein at its own expense; and
     (b) Except as otherwise provided below, to the extent that it may wish, the Corporation, jointly with any other indemnifying party similarly notified, will be entitled to assume the defense thereof, with counsel satisfactory to Indemnitee. Indemnitee’s consent to such counsel may not be unreasonably withheld.
     After notice from the Corporation to Indemnitee of its election to assume the defense, the Corporation will not be liable to Indemnitee under this Article for any legal or other Expenses subsequently incurred by Indemnitee in connection with such defense. However, Indemnitee shall continue to have the right to employ its counsel in such proceeding, at Indemnitee’s expense; and if:

          (1) The employment of counsel by Indemnitee has been authorized by the Corporation;
          (2) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Corporation and Indemnitee in the conduct of such defense; or
          (3) The Corporation shall not in fact have employed counsel to assume the defense of such proceeding, the fees and Expenses of Indemnitee’s counsel shall be at the expense of the Corporation.
     The Corporation shall not be entitled to assume the defense of any proceeding brought by or on behalf of the Corporation or as to which Indemnitee shall reasonably have made the conclusion that a conflict of interest may exist between the Corporation and the Indemnitee in the conduct of the defense.
          Section 5.2. Information to be Submitted and Method of Determination and Authorization of Indemnification. For the purpose of pursuing rights to indemnification under this Article, the Indemnitee shall submit to the Board of Directors a sworn statement requesting indemnification and reasonable evidence of all amounts for which such indemnification is requested (together, the sworn statement and the evidence constitute an “Indemnification Statement”).
     Submission of an Indemnification Statement to the Board of Directors shall create a presumption that the Indemnitee is entitled to indemnification hereunder, and the Corporation shall, within sixty (60) calendar days thereafter, make the payments requested in the Indemnification Statement to or for the benefit of the Indemnitee, unless: (1) within such sixty (60) calendar day period it shall be determined by the Corporation that the Indemnitee is not entitled to indemnification under this Article; (2) such determination shall be based upon clear and convincing evidence (sufficient to rebut the foregoing presumption); and (3) the Indemnitee shall receive notice in writing of such determination, which notice shall disclose with particularity the evidence upon which the determination is based.
     The foregoing determination may be made: (1) by the Board of Directors by majority vote of a quorum of Directors who are not at the time parties to the proceedings; (2) if a quorum cannot be obtained, by majority vote of a committee duly designated by the Board of Directors (in which designation, Directors who are parties may participate) consisting solely of two (2) or more Directors not at the time parties to the proceeding; (3) by special legal counsel; or (4) by the shareholders as provided by Section 23B.08.550 of the Act.
     Any determination that the Indemnitee is not entitled to indemnification, and any failure to make the payments requested in the Indemnification Statement, shall be subject to judicial review by any court of competent jurisdiction.

          Section 5.3 Special Procedure Regarding Advance for Expenses. An Indemnitee seeking payment of Expenses in advance of a final disposition of the proceeding must furnish the Corporation, as part of the Indemnification Statement:
     (a) A written affirmation of the Indemnitee’s good faith belief that the Indemnitee has met the standard of conduct required to be eligible for indemnification; and
     (b) A written undertaking, constituting an unlimited general obligation of the Indemnitee, to repay the advance if it is ultimately determined that the Indemnitee did not meet the required standard of conduct.
     Upon satisfaction of the foregoing, the Indemnitee shall have a contractual right to the payment of such Expenses.
          Section 5.4 Settlement. The Corporation is not liable to indemnify Indemnitee for any amounts paid in settlement of any proceeding without the Corporation’s written consent. The Corporation shall not settle any proceeding in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent. Neither the Corporation nor Indemnitee may unreasonably withhold its consent to a proposed settlement.
     Section 6. Contract and Related Rights.
          Section 6.1 Contract Rights. The right of an Indemnitee to indemnification and advancement of Expenses is a contract right upon which the Indemnitee shall be presumed to have relied in determining to serve or to continue to serve in his or her capacity with the Corporation. Such right shall continue as long as the Indemnitee shall be subject to any possible proceeding. Any amendment to or repeal of this Article shall not adversely affect any right or protection of an Indemnitee with respect to any acts or omissions of such Indemnitee occurring prior to such amendment or repeal.
          Section 6.2 Optional Insurance, Contracts, and Funding. The Corporation may:
     (a) Maintain insurance, at its expense, to protect itself and any Indemnitee against any liability, whether or not the Corporation would have power to indemnify the individual against the same liability under Section 23B.08.510 or 520 of the Act;
     (b) Enter into contracts with any Indemnitee in furtherance of this Article and consistent with the Act; and
     (c) Create a trust fund, grant a security interest, or use other means (including without limitation a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article.

          Section 6.3 Severability. If any provision or application of this Article shall be invalid or unenforceable, the remainder of this Article and its remaining applications shall not be affected thereby, and shall continue in full force and effect.
          Section 6.4 Right of Indemnitee to Bring Suit. If (1) a claim under this Article for indemnification is not paid in full by the Corporation within sixty (60) calendar days after an Indemnification Statement has been received by the Corporation; or (2) a claim under this Article for advancement of Expenses is not paid in full by the Corporation within twenty (20) calendar days after a written claim has been received by the Corporation, then the Indemnitee may, but need not, at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. To the extent successful in whole or in part, the Indemnitee shall be entitled to also be paid the expense (to be proportionately prorated if the Indemnitee is only partially successful) of prosecuting such claim. Neither (1) the failure of the Corporation (including its Board of Directors, its shareholders, or independent legal counsel) to have made a determination prior to the commencement of such proceeding that indemnification or reimbursement or advancement of Expenses to the Indemnitee is proper in the circumstances; nor (2) an actual determination by the Corporation (including its Board of Directors, its shareholders, or independent legal counsel) that the Indemnitee is not entitled to indemnification or to the reimbursement or advancement of Expenses, shall be a defense to the proceeding or create a presumption that the Indemnitee is not so entitled.
          Section 6.5 Nonexclusivity of Rights. The right to indemnification and the payment of Expenses incurred in defending a Proceeding in advance of its final disposition granted in this Article shall not be exclusive of any other right which any Indemnitee may have or hereafter acquire under the Act, any statute, provision of this Article or the Bylaws, agreement, vote of shareholders or disinterested directors, or otherwise. The Corporation shall have the express right to grant additional indemnity without seeking further approval or satisfaction by the shareholders. All applicable indemnity provisions and any applicable law shall be interpreted and applied so as to provide an Indemnitee with the broadest but nonduplicative indemnity to which he or she is entitled.
     Section 7. Contribution. If the indemnification provided in Section 2 of this Article is not available to be paid to Indemnitee for any reason other than those set forth in subparagraphs (a), (b), and (c) of Section 2 of this Article (for example, because indemnification is held to be against public policy even though otherwise permitted under Section 2) then in respect of any proceeding in which the Corporation is jointly liable with Indemnitee (or would be if joined in such proceeding), the Corporation shall contribute to the amount of loss paid or payable by Indemnitee in such proportion as is appropriate to reflect:
     The relative benefits received by the Corporation on the one hand and the Indemnitee on the other hand from the transaction from which such proceeding arose; and

     The relative fault of the Corporation on the one hand and the Indemnitee on the other hand in connection with the events which resulted in such loss, as well as any other relevant equitable consideration.
     The relative benefits received by and fault of the Corporation on the one hand and the Indemnitee on the other shall be determined by a court of competent jurisdiction (which may be the same court in which the proceeding took place) with reference to, among other things, the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent the circumstances resulting in such loss. The Corporation agrees that it would not be just and equitable if a contribution pursuant to this Article was determined by pro rata allocation or any other method of allocation which does not take account of the foregoing equitable considerations.
     Section 8. Exceptions. Any other provision herein to the contrary notwithstanding, the Corporation shall not be obligated pursuant to the terms of these Articles to indemnify or advance Expenses to Indemnitee with respect to any proceeding:
          Section 8.1 Claims Initiated by Indemnitee. Initiated or brought voluntarily by Indemnitee and not by way of defense, but such indemnification or advancement of Expenses may be provided by the Corporation in specific cases if the Board of Directors finds it to be appropriate. Notwithstanding the foregoing, the Corporation shall provide indemnification including the advancement of Expenses with respect to Proceedings brought to establish or enforce a right to indemnification under these Articles or any other statute or law or as otherwise required under the statute.
          Section 8.2 Lack of Good Faith. Instituted by Indemnitee to enforce or interpret this Article, if a court of competent jurisdiction determines that each of the material assertions made by Indemnitee in such proceeding was not made in good faith or was frivolous.
          Section 8.3 Insured Claims. For which any of the Expenses or liabilities for indemnification is being sought have been paid directly to Indemnitee by an insurance carrier under a policy of officers’ and directors’ liability insurance maintained by the Corporation.
          Section 8.4 Prohibited by Law. If the Corporation is prohibited by the Act or other applicable law as then in effect from paying such indemnification and/or advancement of Expenses. For example, the Corporation and Indemnitee acknowledge that the SEC has taken the position that indemnification is not possible for liabilities arising under certain federal securities laws. Indemnitee understands and acknowledges that the Corporation has undertaken or may be required in the future to undertake with the SEC to submit the question of indemnification to a court in certain circumstances for a determination of the Corporation’s right to indemnify Indemnitee.
     Section 9. Successors and Assigns. All obligations of the Corporation to indemnify any Director or Officer shall be binding upon all successors and assigns of the

Corporation (including any transferee of all or substantially all of its assets and any successor by merger or otherwise by operation of law). The Corporation shall not effect any sale of substantially all of its assets, merger, consolidation, or other reorganization, in which it is not the surviving entity, unless the surviving entity agrees in writing to assume all such obligations of the Corporation.
ARTICLE VIII
NOTICES
     Section 1. Definitions. Terms used in this By-Law shall be as defined in the Act.
     Section 2. Oral Notice. Oral notice, where specifically authorized, may be communicated in person, by telephone, wire or wireless equipment which does not transmit a facsimile of the notice, or by any electronic means which does not create a record. Oral notice is effective when received if communicated in a comprehensible manner.
     Section 3. Written Notice. Written notice may be transmitted by mail, private carrier, or personal delivery; telegraph or teletype; or telephone, wire, or wireless equipment which transmits a facsimile of the notice and provides the transmitter with an electronically generated receipt. Written notice is effective at the earliest of the following: (a) if notice is sent to the person’s address, telephone number, or other number appearing on the records of the Corporation, when dispatched by telegraph, teletype or facsimile equipment; (b) when received; (c) except as provided in the following sentence, five (5) days after its deposit in the U.S. mail if mailed with first-class postage, to the address as it appears on the current records of the Corporation; (d) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee. Written notice to a shareholder, if in a comprehensible form and correctly addressed to the shareholder’s address shown in the Corporation’s current record of shareholders, is effective (a) when mailed, if mailed with first class postage prepaid; and (b) when dispatched, if prepaid, by air courier.
     Section 4. Electronic Notice. Notices to directors and shareholders from the Corporation and from directors and shareholders to the Corporation may be provided in an electronic transmission. Subject to contrary provisions in the Act, notice to shareholders or directors in an electronic transmission shall be effective only with respect to shareholders and directors that have consented, in the form of a record, to receive electronically transmitted notices and that have designated in the consent the address, location, or system to which these notices may be electronically transmitted and with respect to a notice that otherwise complies with any other requirements of the Act and any applicable federal law.

     A shareholder or director who has consented to receipt of electronically transmitted notices may revoke this consent by delivering a revocation to the Corporation in the form of a record. The consent of any shareholder or director is revoked if (a) the Corporation is unable to electronically transmit two consecutive notices given by the Corporation in accordance with the consent, and (b) this inability becomes known to the secretary, the transfer agent, or any other person responsible for giving the notice. The inadvertent failure by the Corporation to treat this inability as a revocation does not invalidate any meeting or other action.
     Notice provided in an electronic transmission, if in comprehensible form, is effective when it: (a) is electronically transmitted to an address, location, or system designated by the recipient for that purpose; or (b) has been posted on an electronic network and a separate record of the posting has been delivered to the recipient together with comprehensible instructions regarding how to obtain access to the posting on the electronic network.
     Notwithstanding anything to the contrary in this By-Law or any other section of the Act and for so long as the Corporation is a public company, if the Act requires that a notice to shareholders be accompanied by certain material, the Corporation may satisfy such a requirement, whether or not a shareholder has consented to receive electronically transmitted notice, by (i) posting the material on an electronic network (either separate from, or in combination or as part of, any other materials the public company has posted on the electronic network in compliance with applicable federal law) at or prior to the time that the notice is delivered to the Corporation’s shareholders entitled to receive the notice, and (ii) delivering to the Corporation’s shareholders entitled to receive the notice a separate record of the posting (which record may accompany, or be contained in, the notice), together with comprehensible instructions regarding how to obtain access to the posting on the electronic network. In such a case, the material is deemed to have been delivered to the Corporation’s shareholders at the time the notice to the shareholders is effective under this By-Law and the Act. If the Corporation elects to post on an electronic network any material required by the Act to accompany a notice to shareholders then the Corporation is required, at its expense, to provide a copy of the material in a tangible medium (alone or in combination or as part of any other materials the Corporation has posted on the electronic network in compliance with federal law) to any shareholder entitled to such a notice who so requests.
* * *
AS AMENDED, JUNE 23, 2009